EXHIBIT 2.3


                          SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT, dated as of _________, 2000 is entered into by and between Mr. Charles Cobb ( the "Seller"), and each individual and or entity named on a signature page hereto (each, a "Buyer") (each agreement with a Buyer being deemed a separate and independent agreement between the Seller and such Buyer, except that each Buyer acknowledges and consents to the rights granted to each other Buyer under such agreement and the Transaction Agreements, as defined below, referred to therein).

                               W I T N E S E T H:

          WHEREAS, the Seller wishes to sell certain shares of COBB RESOURSES CORPORATION (the "Company") common stock to the Buyer, and

WHEREAS, the Buyer wishes to purchase from the Seller and the Seller desires to sell to the Buyer, upon the terms and subject to the conditions of this Agreement, 2,000,000 pre-split shares of the Common Stock of the Company, par value $.10 per share (the "Common Stock"), for an aggregate purchase price of $180,000, and:

NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1.     AGREEMENT  TO  PURCHASE;  PURCHASE  PRICE.


     a. Purchase Price; (i) The undersigned hereby agrees to purchase from the Seller and the Seller hereby agrees to sell to the Buyer for an aggregate purchase price of $180,000 (the "Purchase Price"),

     b.     Form  of  Payment;  Delivery  of  Certificates.

     (i) The Buyer shall pay the Purchase Price for the relevant Common Stock by wiring $180,000 U.S. dollars into the Attorney Client Trust Account of Axelrod, Smith & Kirshbaum.

     (ii) The Seller shall issue and deliver duly endorsed certificates for relevant shares of Common Stock


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     The  Common  Stock  Certificates  shall  be  delivered  to  -

     Owen  Naccarato
     Attorney  at  Law
     19600  Fairchild,  Suite  260
     Irvine,  CA  92612

     The  shares  of  Common  Stock  will  be  allocated  as  follows:

     Name          Number of Shares     Amount Each to Pay

George  Furla          666,667               $60,000
Randall  Emmett        666,666               $60,000
Peter  Benz            666,666               $60,000

     (iii) Upon receipt of both the Purchase Price and the Common Stock certificates by the respective attorneys, the exchange will be executed.

     c. Method of Payment. Payment into Trust Account of the Purchase Price shall be made by wire transfer of funds to:

          The  Attorney  Trust Account to be supplied by the Company's attorney:

                    Mr.  Robert  D.  Axelrod
                    Axelrod.  Smith  &  Kirshbaum
                    5300  Memorial  Drive,  Suite  700
                    Houston,  Texas  77007

                    South  Trust  Bank,  N.A
                    6730  Highway  6  North
                    Houston,  Texas  77084

                    ABA#  062  000  080
                    Beneficiary: Robert D. Axelrod, P.C. Trust Account Account # 7007933


     2. BUYER REPRESENTATIONS, WARRANTIES, ETC.; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION.

     The Buyer represents and warrants to, and covenants and agrees with, the Seller as follows:

     a. The Buyer is (i) an "accredited investor" as that term is defined in Rule 501 of the General Rules and Regulations under the 1933 Act by reason of Rule 501(a)(3), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the Common Stock.

     b. The Buyer understands that its investment in the Common Stock involves a high degree of risk.


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     c.     The  Buyer understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Common Stock.

     d. This Agreement has been duly and validly authorized, executed and delivered on behalf of the Buyer and is a valid and binding agreement of the Buyer enforceable in accordance with its terms, subject as to enforceability to general principles of equity and to bankruptcy, insolvency, moratorium and other similar laws affecting the enforcement of creditors' rights generally.

     3.     SELLER  REPRESENTATIONS,  ETC.

     The  Seller  represents  and  warrants  to  the  Buyer  that:

     a.     Concerning  the  Common  Stock.   That  he  is the sole owner of the
Common  Stock  and  has  the authority to assign the Common Stock to the Buyers.


     6.     CONDITIONS  TO  THE  SELLER'S  OBLIGATION  TO  SELL.

     The Buyer understands that the Seller's obligation to sell the Common Stock to the Buyer pursuant to this Agreement is conditioned upon:

     a.     The  execution  and  delivery  of  this  Agreement  by  the  Buyer;

     b. Delivery by the Buyer to the specified Attorney Trust Account of good funds in the amount of $180,000;

     7.     CONDITIONS  TO  THE  BUYER'S  OBLIGATION  TO  PURCHASE.

     The Seller understands that the Buyer's obligation to purchase the Common Stock is conditioned upon:

     a.     The  execution  and  delivery  of  this  Agreement  by  the  Seller;

     b. Delivery by the Seller of the relevant Certificates in accordance with this Agreement;

     8.     GOVERNING  LAW:  MISCELLANEOUS.

     a. This Agreement shall be governed by and interpreted in accordance with the laws of the State of California for contracts to be wholly performed in such state and without giving effect to the principles thereof regarding the conflict of laws. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the City of Los Angeles or the state courts of the State of California sitting in the City of Los Angeles in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions. To the extent determined by such court, the Seller shall reimburse the Buyer for any reasonable legal fees and disbursements incurred by the Buyer in enforcement of or protection of any of its rights under this Agreement.


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     b.     Failure  of  any  party  to  exercise any right or remedy under this
Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

     c. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties hereto.

     d. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     e. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

     f. This Agreement may be signed in one or more counterparts, each of which shall be deemed an original.

     g. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

     h. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement or the validity or enforceability of this Agreement in any other jurisdiction.

     i. This Agreement may be amended only by an instrument in writing signed by the party to be charged with enforcement thereof.

     j. This Agreement supersedes all prior agreements and understandings among the parties hereto with respect to the subject matter hereof.

     9. NOTICES. Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given on the earliest of

     (a) the date delivered, if delivered by personal delivery as against written receipt therefor or by confirmed facsimile transmission,

     (b) the seventh business day after deposit, postage prepaid, in the United States Postal Service by registered or certified mail, or

     (c) the third business day after mailing by international express courier, with delivery costs and fees prepaid,

in each case, addressed to each of the other parties thereunto entitled at the following addresses (or at such other addresses as such party may designate by ten (10) days' advance written notice similarly given to each of the other parties hereto):

Seller:          Mr.  Charles  Cobb
               ____________________________
               ____________________________
               ____________________________


BUYER:          At  the  address  set  forth  on  the  signature  page  of  this
Agreement.

               With  a  copy  to:

               Owen  Naccarato
               Attorney  At  Law
               19600  Fairchild,  Suite  260
               Irvine,  CA  92612


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IN WITNESS WHEREOF, this Agreement has been duly executed by the Buyer or one of its  officers  thereunto  duly  authorized  as  of  the  date  set  forth below.

     SIGNATURES  FOR  ENTITIES

IN WITNESS WHEREOF, the undersigned represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed as of the date first above written.

                                     BUYER:


PURCHASE  PRICE  OF  COMMON  STOCK:               $  __________________________

________________________________     _________________________________________
Address                              Printed  Name  of  Purchaser
________________________________
                                By:  ___________________________________
Telecopier  No.  _________________   (Signature  of  Authorized  Person)
                                     _____________________________________
                                     Printed  Name  and  Title


As of the date first above written, the undersigned hereby accepts this Agreement and represents that the foregoing statements are true and correct and that it has caused this Securities Purchase Agreement to be duly executed on its behalf.

MR.  CHARLES  COBB

_________________


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